UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                             ----------------

                                 FORM 8-K
                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                               May 10, 2005

                             ----------------

                         WERNER ENTERPRISES, INC.
          (Exact name of registrant as specified in its charter)


     NEBRASKA                         0-14690                    47-0648386
(State or other jurisdiction of    (Commission File           (IRS Employer
incorporation)                          Number)         Identification No.)


14507 FRONTIER ROAD
POST OFFICE BOX 45308
OMAHA, NEBRASKA                                                       68145
(Address of principal                                            (Zip Code)
executive offices)

    Registrant's telephone number, including area code:  (402) 895-6640


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On  May  10,  2005, the registrant's Board of Directors  approved  an
annual  retainer  of  $10,000  for  its  non-employee  directors,  and   an
additional $10,000 annual retainer for the Audit Committee chair.

      In addition to the annual retainers, non-employee directors will continue to receive a fee of $2,000 for each meeting of the Board of Directors and for each committee meeting not held on a day on which a meeting of the Board of Directors is held. Directors will also continue to be reimbursed for travel expenses incurred to attend meetings of the Board of Directors and committee meetings.


ITEM 8.01. OTHER EVENTS.

      On May 11, 2005, the registrant issued a news release announcing an increase to its quarterly cash dividend to $.040 per common share from $.035 per common share, payable on July 19, 2005. A copy of the news release is included as an exhibit to this Form 8-K.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 99.1   News release issued by the registrant on May 11, 2005.




                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WERNER ENTERPRISES, INC.


Date:      May 16, 2005                 By:  /s/ John J. Steele
           ---------------                   ------------------------------
                                             John J. Steele
                                             Senior Vice President,
                                              Treasurer and Chief
                                              Financial Officer


Date:      May 16, 2005                 By:  /s/ James L. Johnson
           ---------------                   ------------------------------
                                             James L. Johnson
                                             Vice President, Controller and
                                              Corporate Secretary